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Exhibit 10(ddd)

AMENDMENT NUMBER TWO
TO
SUPERIOR TELECOM INC.
STOCK COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
(AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2001)

        WHEREAS, Superior TeleCom Inc. (the "Company") maintains the Superior TeleCom Inc. Stock Compensation Plan for Non-Employee Directors (Amended and Restated Effective as of July 1, 2001), as amended (the "Plan");

        WHEREAS, pursuant to Article X of the Plan, the Board of Directors of the Company (the "Board") may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and

        WHEREAS, the Board desires to amend the Plan, effective as of December 12, 2002.

        NOW, THEREFORE, pursuant to Article X of the Plan, the Plan is hereby amended, effective as of December 12, 2002, as follows:

        1.    Section 6.4 of the Plan is amended by adding the following language at the end thereof to read as follows:

    "Except as otherwise provided herein, prior to the end of the Deferral Period, all rights associated with shares of Common Stock held in a Non-Employee Director's Deferred Stock Account shall be exercised by the Company, as directed by the independent members of the Board. Any decision by the independent members of the Board shall be made by a majority of such directors attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law. For purposes of the Plan, the phrase "independent members of the Board" means those members of the Board who are not members of the board of directors of The Alpine Group, Inc. ("Alpine") and who are currently not employees of Alpine."

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 12th day of December, 2002.

SUPERIOR TELECOM INC.
By:

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  Exhibit 10(ddd)